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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT



The Managing Board
AGCO Finance LLC (formerly Agricredit Acceptance LLC):


We consent to the incorporation by reference in the registration statement (No. 333-65086) on Form S-4 of AGCO Corporation of our reports dated January 26, 2001 and January 28, 2000, with respect to the financial statements of AGCO Finance LLC as of and for the years ended December 31, 2000 and 1999 and the financial statements of Agricredit Acceptance LLC as of and for the years ended December 31, 1999 and 1998, respectively, and to the reference to our firm under the heading "Experts" in the prospectus.




                                                     /s/ KPMG LLP

Des Moines, Iowa


August 31, 2001